Exhibit 16

Merrill Lynch Retirement Reserves Money Fund of Merrill Lynch Retirement Series Trust

POWER OF ATTORNEY

The undersigned, Robert C. Doll, Jr., Donald C. Burke, James H. Bodurtha, Joe Grills, Kenneth A. Froot, Herbert I. London, Roberta C. Ramo and Robert S. Salomon, Jr., the Directors/Trustees and/or the Officers of each of the registered investment companies listed in Appendix A hereto, or of the master trust in which such registered investment company invests, hereby authorize Robert C. Doll Jr., Andrew J. Donohue, Donald C. Burke, Michael G. Clark and Alice A. Pellegrino or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated the Registration Statement on Form N-1A, filed for such registered investment company or any amendment thereto (including post-effective amendments) for or on behlf of each registered investment company listed in Appendix A and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Dated: February 22, 2006

/S/ ROBERT C. DOLL, JR.	/S/ DONALD C. BURKE
Robert C. Doll, Jr. (President/Principal Executive Officer/Director/Trustee)	Donald C. Burke (Vice President/Treasurer/Principal Financial and Accounting Officer)

/S/ JAMES H. BODURTHA	/S/ JOE GRILLS
James H. Bodurtha (Director/Trustee)	Joe Grills (Director/Trustee)

/S/ KENNETH A. FROOT	/S/ HERBERT I. LONDON
Kenneth A. Froot (Director/Trustee)	Herbert I. London (Director/Trustee)

/S/ ROBERTA C. RAMO	/S/ ROBERT S. SALOMON, JR.
Roberta C. Ramo (Director/Trustee)	Robert S. Salomon, Jr. (Director/Trustee)

Appendix A

Fund Name	Securities Act of 1933 File No.	Investment Company Act of 1940 File No.
Merrill Lynch Large Cap Series Funds, Inc.	333-89389	811-09637

Master Large Cap Series Trust	N/A	811-09739

Merrill Lynch Focus Twenty Fund, Inc.	333-89775	811-09651

Master Focus Twenty Trust	N/A	811-09735

Merrill Lynch Focus Value Fund, Inc.	2-77068	811-3450

Mercury Funds II	2-96219	811-04182

Merrill Lynch Fundamental Growth Fund, Inc.	33-47875	811-6669

The Asset Program, Inc.	33-53887	811-7177

Financial Institutions Series Trust	2-78646	811-3189

Merrill Lynch Retirement Series Trust	2-74584	811-3310

Fund Asset Management Master Trust	N/A	811-10089

Merrill Lynch Investment Managers Funds, Inc.	333-43552	811-10053

Merrill Lynch Short Term U.S. Government Fund, Inc.	33-40332	811-6304

Merrill Lynch U.S. Government Fund	2-92366	811-4077

Merrill Lynch World Income Fund, Inc.	33-42681	811-5603

Merrill Lynch California Municipal Series Trust	2-96581	811-4264

Merrill Lynch Multi-State Municipal Series Trust	002-99473	811-4375

FAM Variable Series Funds, Inc.	2-74452	811-3290

Managed Account Series	333-124463	811-21763

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